Exhibit 23.1


                  CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this registration statement of Kansas City Power & Light Company on Form S-3 of our report dated February 1, 2000, included in the Annual Report on Form 10-K for the fiscal year ended December 31, 1999, on our audits of the consolidated financial statements of Kansas City Power & Light Company and Subsidiaries. We also consent to the reference to our firm under the caption "Experts."


                                       /s/PricewaterhouseCoopers LLP
                                         PricewaterhouseCoopers LLP


Kansas City, Missouri
November 21, 2000